Exhibit 99.1

Orthofix Reports Second Quarter 2021 Results

•	Net sales of $121 million, up 66% compared to prior year and 5% compared to the second quarter of 2019
•	U.S. Spinal Implants net sales grew 56% compared to prior year and 37% over the second quarter of 2019
•	Strong performance from our U.S. M6-C™ artificial cervical disc and FITBONE® limb lengthening system with approximately $9 million in combined sales
•	Company raises full year 2021 revenue and adjusted EBITDA guidance

LEWISVILLE, Texas — August 6, 2021— Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the quarter ended June 30, 2021. Net sales were $121 million, earnings per share (“EPS”) was $0.12, and adjusted EPS was $0.32.

“We are proud of our second quarter performance, in which we delivered accelerated topline growth sequentially and over pre-COVID levels,” said Orthofix President and Chief Executive Officer Jon Serbousek. “We continue to see the positive impacts of our strategic initiatives, including increased product adoption driven through our expanded pool of strategic distribution partners, as well as ongoing strength from new products, in particular our M6-C™ artificial cervical disc and the FITBONE® lengthening nail.”

“Into the back half of the year, we will maintain focus on our near-term growth drivers, the M6-C artificial cervical disc, the FITBONE limb lengthening system, and our recently bolstered 3D-printed titanium spinal interbody portfolio. In addition, we will continue to invest in initiatives that will drive growth in the coming quarters, such as the expansion of our biologics portfolio with products like the recently-launched fiberFUSE™ Strip, and the development of innovative new bone growth therapy products for spine and orthopedics.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2021	2020	2019	2021 vs. 2020 Constant Currency Change	2021 vs. 2019 Constant Currency Change
Bone Growth Therapies	$49,706	$28,379	$50,109	75.2%	(0.8%)
Spinal Implants	30,092	18,594	23,226	60.6%	28.8%
Biologics	14,852	11,125	16,744	33.5%	(11.3%)
Global Spine	94,650	58,098	90,079	62.5%	4.9%
Global Orthopedics	26,744	15,037	25,771	66.0%	(0.6%)
Net sales	$121,394	$73,135	$115,850	63.2%	3.7%

Gross profit increased $44.0 million to $94.0 million. Gross margin increased to 77.4% compared to 68.3% in the prior year period.

Net income was $2.4 million, or $0.12 per share, compared to net loss of $(18.4) million, or $(0.96) per share in the prior year period. Adjusted net income was $6.3 million, or $0.32 per share, compared to adjusted net loss of $(11.3) million, or $(0.59) per share in the prior year period.

EBITDA was $12.8 million, compared to $(9.0) million in the prior year period. Adjusted EBITDA was $18.4 million, or 15.1% of net sales, compared to $(5.6) million, or (7.6)% of net sales, in the prior year period.

Liquidity

As of June 30, 2021, cash, cash equivalents, and restricted cash totaled $80.5 million compared to $96.8 million as of December 31, 2020. As of June 30, 2021, the Company had no borrowings under its five year $300 million secured revolving credit facility. Cash flow from operations decreased $29.8 million to $0.3 million, while free cash flow decreased $30.3 million to $(9.5) million. Based primarily on the growth in M6-C artificial cervical disc sales volumes in the U.S., the company triggered a $15.0 million milestone payment during the first quarter in relation to its 2018 acquisition of Spinal Kinetics. This payment was made during the second quarter of 2021.

Business Outlook

The Company continues to monitor and evaluate the impact the global response to the COVID-19 pandemic has had, and will continue to have, on its operations and financial results. As of the date hereof, the Company expects the following net sales results for the year ended December 31, 2021. These projections also include the impact of any expected changes in foreign currency exchange rates.

	Current 2021 Outlook				Previous 2021 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High		Low	High
Net sales	$468.0	[1]	$474.0	[1]	$455.0	$465.0
Adjusted EBITDA	$58.0	[2]	$61.0	[2]	$52.0	$56.0
Adjusted EPS	$0.74	[3]	$0.82	[3]	$0.52	$0.62

1 Represents a year-over-year increase of 15.1% to 16.6% on a reported basis

2 Represents a year-over-year increase of 21.8% to 28.1%

3 Represents a year-over-year increase of 184.6% to 215.4%

The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses, accounting fair value adjustments, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

Conference Call

Orthofix will host a conference call today at 8:30 AM Eastern time to discuss the Company's financial results for the second quarter of 2021. Interested parties may access the conference call by dialing (833) 670-0709 in the U.S. and (343) 761-2533 outside the U.S., and referencing the conference ID 4363197. A replay of the call will be available for three weeks by dialing (800) 585-8367 in the U.S. and (416) 621-4642 outside the U.S., and entering the conference ID 4363197. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). Factors that could cause or contribute to such differences may include, but are not limited to, (i) risks relating to the effects of the COVID-19 pandemic on our business, including (A) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (B) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (C) disruptions to our supply chain, (D) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (E) general economic weakness in markets in which we operate affecting customer spending, and (F) other unpredictable aspects of the pandemic; (ii) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities; (iii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iv) development and acceptance of new products or product enhancements, (v) clinical and statistical verification of the benefits achieved via the use of our products, (vi) our ability to adequately manage inventory, (vii) our ability to recruit and retain management and key personnel, and (viii) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2020 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(U.S. Dollars, in thousands, except share and per share data)	2021	2020	2021	2020
	(unaudited)
Net sales	$121,394	$73,135	$226,987	$177,958
Cost of sales	27,439	23,166	53,353	46,575
Gross profit	93,955	49,969	173,634	131,383
Sales and marketing	57,338	43,479	108,123	97,792
General and administrative	18,335	15,047	34,779	32,912
Research and development	13,121	8,765	24,018	18,729
Acquisition-related amortization and remeasurement	894	3,678	5,363	(3,904)
Operating income (loss)	4,267	(21,000)	1,351	(14,146)
Interest expense, net	(550)	(901)	(967)	(1,324)
Other income (expense), net	951	5,069	(1,739)	4,271
Income (loss) before income taxes	4,668	(16,832)	(1,355)	(11,199)
Income tax benefit (expense)	(2,248)	(1,592)	(2,041)	18,440
Net income (loss)	$2,420	$(18,424)	$(3,396)	$7,241

Net income (loss) per common share:
Basic	$0.12	$(0.96)	$(0.17)	$0.38
Diluted	0.12	(0.96)	(0.17)	0.37
Weighted average number of common shares:
Basic	19,650,610	19,215,392	19,575,127	19,149,523
Diluted	19,938,392	19,215,392	19,575,127	19,271,467

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$79,968	$96,291
Restricted cash	554	530
Accounts receivable, net of allowances of $4,471 and $4,848, respectively	73,453	72,423
Inventories	81,551	84,635
Prepaid expenses and other current assets	22,926	16,500
Total current assets	258,452	270,379
Property, plant and equipment, net	62,268	63,613
Intangible assets, net	55,890	60,517
Goodwill	83,646	84,018
Deferred income taxes	21,239	25,042
Other long-term assets	20,515	22,292
Total assets	$502,010	$525,861
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$20,095	$23,118
Current portion of finance lease liability	2,551	510
Other current liabilities	59,000	80,271
Total current liabilities	81,646	103,899
Long-term portion of finance lease liability	20,193	22,338
Other long-term liabilities	37,887	42,760
Total liabilities	139,726	168,997
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 19,669,129 and 19,423,874 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,967	1,942
Additional paid-in capital	302,736	292,291
Retained earnings	55,983	59,379
Accumulated other comprehensive income	1,598	3,252
Total shareholders’ equity	362,284	356,864
Total liabilities and shareholders’ equity	$502,010	$525,861

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income (loss), EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2021
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$14,212	$(1,037)	$(8,908)	$4,267
Other income (expense), net	398	645	(92)	951
Depreciation and amortization	2,638	1,716	970	5,324
Amortization of acquired intangibles	1,784	451	—	2,235
EBITDA	$19,032	$1,775	$(8,030)	$12,777
Share-based compensation	1,618	606	1,676	3,900
Foreign exchange impact	(378)	(775)	92	(1,061)
Strategic investments	152	634	364	1,150
Acquisition-related fair value adjustments	(714)	—	(375)	(1,089)
Legal judgments/settlements	1	59	1	61
Succession and transition charges	392	62	159	613
Medical device regulation	602	559	826	1,987
Business interruption - COVID-19	4	10	12	26
Adjusted EBITDA	$20,709	$2,930	$(5,275)	$18,364

	Six Months Ended June 30, 2021
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$22,324	$(3,899)	$(17,074)	$1,351
Other income (expense), net	(218)	(793)	(728)	(1,739)
Depreciation and amortization	5,252	3,337	1,943	10,532
Amortization of acquired intangibles	3,569	901	—	4,470
EBITDA	$30,927	$(454)	$(15,859)	$14,614
Share-based compensation	3,126	1,132	3,363	7,621
Foreign exchange impact	246	626	729	1,601
Strategic investments	152	1,734	675	2,561
Acquisition-related fair value adjustments	1,850	—	(375)	1,475
Legal judgments/settlements	(50)	105	(53)	2
Succession and transition charges	422	62	159	643
Medical device regulation	1,105	1,066	1,640	3,811
Business interruption - COVID-19	6	16	25	47
Adjusted EBITDA	$37,784	$4,287	$(9,696)	$32,375

	Three Months Ended June 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$(7,927)	$(5,373)	$(7,700)	$(21,000)
Other income (expense), net	160	214	4,695	5,069
Depreciation and amortization	2,650	1,632	1,082	5,364
Amortization of acquired intangibles	1,410	168	—	1,578
EBITDA	$(3,707)	$(3,359)	$(1,923)	$(8,989)
Share-based compensation	1,568	529	1,757	3,854
Foreign exchange impact	(137)	(286)	(42)	(465)
Strategic investments	3	248	281	532
Acquisition-related fair value adjustments	2,100	48	—	2,148
Loss on investment securities	—	—	—	—
Legal judgments/settlements	(21)	58	(3)	34
Succession and transition charges	948	(1)	250	1,197
Medical device regulation	149	143	180	472
Business interruption - COVID-19	8	86	(4,435)	(4,341)
Adjusted EBITDA	$911	$(2,534)	$(3,935)	$(5,558)

	Six Months Ended June 30, 2020
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Orthopedics	Corporate	Total Orthofix
Operating income (loss)	$10,632	$(8,079)	$(16,699)	$(14,146)
Other income (expense), net	135	(327)	4,463	4,271
Depreciation and amortization	5,115	2,985	2,173	10,273
Amortization of acquired intangibles	2,828	168	—	2,996
EBITDA	$18,710	$(5,253)	$(10,063)	$3,394
Share-based compensation	3,092	1,155	3,366	7,613
Foreign exchange impact	(86)	223	(29)	108
Strategic investments	15	256	726	997
Acquisition-related fair value adjustments	(6,900)	48	—	(6,852)
Loss on investment securities	—	—	219	219
Legal judgments/settlements	(452)	279	373	200
Succession and transition charges	1,081	1,098	684	2,863
Medical device regulation	354	292	479	1,125
Business interruption - COVID-19	341	265	(4,424)	(3,818)
Adjusted EBITDA	$16,155	$(1,637)	$(8,669)	$5,849

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2021	2020	2021	2020
Net income (loss)	$2,420	$(18,424)	$(3,396)	$7,241
Foreign exchange impact	(1,061)	(465)	1,601	108
Strategic investments	1,181	532	2,633	997
Acquisition-related fair value adjustments	(1,089)	2,148	1,475	(6,852)
Amortization of acquired intangibles	2,242	1,846	4,481	3,264
Loss on investment securities	—	—	—	219
Legal judgments/settlements	61	34	2	200
Succession and transition charges	613	1,197	643	2,863
Medical device regulation	1,987	472	3,811	1,125
Business interruption - COVID-19	28	(4,341)	51	(3,818)
Long-term income tax rate adjustment	(82)	5,751	(1,562)	(14,906)
Adjusted net income (loss)	$6,300	$(11,250)	$9,739	$(9,559)

Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, per diluted share)	2021	2020	2021	2020
EPS	$0.12	$(0.96)	$(0.17)	$0.37
Foreign exchange impact	(0.05)	(0.02)	0.08	0.01
Strategic investments	0.06	0.03	0.13	0.05
Acquisition-related fair value adjustments	(0.05)	0.11	0.08	(0.36)
Amortization of acquired intangibles	0.11	0.10	0.22	0.17
Loss on investment securities	—	—	—	0.01
Legal judgments/settlements	—	—	—	0.01
Succession and transition charges	0.03	0.06	0.03	0.15
Medical device regulation	0.10	0.02	0.19	0.06
Business interruption - COVID-19	—	(0.23)	—	(0.20)
Long-term income tax rate adjustment	—	0.30	(0.07)	(0.77)
Adjusted EPS	$0.32	$(0.59)	$0.49	$(0.50)

Weighted average number of diluted common shares (treasury stock method)	19,955,600	19,215,392	19,939,557	19,149,523

Free Cash Flow

	Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2021	2020

Net cash from operating activities	$264	$30,094
Capital expenditures	(9,792)	(9,332)
Free cash flow	$(9,528)	$20,762

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense (benefit); and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended June 30, 2021 for an allocation of these costs by consolidated statement of income line item; note that certain share-based compensation costs are instead included within succession and transition charges for 2020 and medical device regulation for 2021

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other income (expense), net
•	Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, which are primarily recorded as general and administrative expenses
•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses, ii) the amortization of an adjustment made to inventory acquired to reflect the expected selling price of the acquired inventory less the cost of expected selling efforts and a reasonable profit allowance for the selling effort for finished goods inventory, which is recorded as cost of sales, and iii) costs recognized related to acquired in-process research and development assets, which were expensed immediately.

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, customer relationships, trade names, manufacturing agreements, and other intangible assets, which are recorded in cost of sales or operating expenses

•	Loss on investment securities – net gains or losses recognized (realized or unrealized) within other income (expense), net relating to certain of our investments
•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•

Succession and transition charges – costs related to the transition of certain named executive officers and certain targeted restructuring costs, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services, and other related expenses, which are primarily recorded as general and administrative expenses

•

Medical device regulation – incremental costs incurred (i) to establish initial compliance with the regulations set forth by the European Union Medical Device Regulation (“MDR”) and the U.S. Food and Drug Administration related to our currently-approved medical devices, which are recorded primarily as research and development expenses, and (ii) related to rationalization of certain product lines that we do not expect to continue to market subsequent to the effective date of these regulations, which are recorded primarily as costs of sales

•

Business interruption – COVID-19 – gains and losses related to the realized effects the COVID-19 pandemic has had on our business operations, which primarily consist of i) incremental costs incurred to enhance the safety and sanitation of our facilities in response to COVID-19, which are primarily reported in general and administrative expenses, and ii) inventory reserve adjustments in 2020 related to products that were set to expire, which were reflected in cost of sales

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 27% for 2020 and 2021 results and outlook, which is based on current tax law and current expected adjusted income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.